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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)          FEBRUARY  11, 2000
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                                AMAZON.COM, INC.
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             (Exact name of registrant as specified in its charter)

        DELAWARE                   000-22513                    91-1646860
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(State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation)           File Number)                Identification No.)

    1200 - 12TH AVENUE SOUTH, SUITE 1200, SEATTLE, WASHINGTON      98144
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          (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code         (206) 266-1000
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                                       N/A
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         (Former name and former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

        On February 11, 2000, Amazon.com, Inc., a Delaware corporation . ("Amazon.com"), entered into an Underwriting Agreement (the "Underwriting Agreement") with Morgan Stanley & Co. International Limited ("Morgan Stanley"), Credit Suisse First Boston (Europe) Limited ("CSFB") and Donaldson, Lufkin & Jenrette International ("DLJ" and together with Morgan Stanley and CSFB, the "Underwriters"). Pursuant to the Underwriting Agreement, Amazon.com proposes to issue and sell to the "Underwriters" E690,000,000 principal amount at maturity of its 6.875% Convertible Subordinated Notes due 2010 (the "Notes"). The Notes will be convertible into shares of common stock of Amazon.com, par value $0.01 per share. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

        The Notes will be issued pursuant to the provisions of an Indenture, dated as of February 16, 2000 (the "Indenture"), between Amazon.com and The Bank of New York, as trustee. The Indenture is filed as Exhibit 4.1 to this Current Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

        1.1 Underwriting Agreement, dated February 11, 2000, among Amazon.com, Inc., Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited and Donaldson, Lufkin & Jenrette International.

        4.1 Indenture, dated February 16, 2000, between Amazon.com, Inc. and The Bank of New York.



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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMAZON.COM, INC.

Dated: February 15, 2000               By:
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                                                  L. Michelle Wilson



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